VAIL RANCH LIMITED PARTNERSHIP
                                 AMENDMENT NO. 1

THIS AGREEMENT is entered into as of the 25th day of January, 1996, by and between Landgrant Corporation, hereinafter referred to as "General Partner," and Old Vail Partners, L.P., as successor in interest to Old Vail Partners hereinafter referred to as "Limited Partner."

                                    RECITALS

A. WHEREAS, General Partner and Limited Partner entered into a written Partnership Agreement (hereinafter referred to as the "Partnership"), dated April 1, 1994, (hereinafter referred to as the "Formation Date") for the purpose of developing, financing, constructing, leasing, and managing a Shopping Center on that certain land hereinafter referred to as the "Project," located in the City of Temecula, County of Riverside, State of California. Said shopping center and the Project are more particularly described and illustrated in Exhibit "A" of the Partnership Agreement.

B. WHEREAS, prior to the Formation Date, Riverside County started legal proceedings to foreclose liens against the "Real Property" (as defined in the Partnership Agreement) securing certain delinquent assessments. The fourth sentence of Section 3.4(b)3 of Partnership Agreement provided in pertinent part:

      The  Limited  Partner  hereby  agrees,  within  thirty (30) days after the
      Partnership Agreement is executed, to cure the County foreclosure proceeding by either paying in full the delinquent taxes or negotiating a partial settlement with installment payments.

   As used in this amendment, the term "Assessment Resolution" shall mean either paying in full the delinquent taxes or negotiating a partial settlement with installment payments. As of the date of this amendment, the County continues to prosecute the foreclosure proceedings.

C. WHEREAS, the General Partner has alleged the failure to perfect an Assessment Resolution has thwarted its efforts to procure financing for the Project. By this amendment, the Parties intend to: (a) mitigate the adverse impact, if any, on the General Partner resulting from the alleged failure to perfect an Assessment Resolution; and (b) effective as of the date the Project's financing is procured, evidence the Partnership's, the General Partner's and the Limited Partner's mutual release of each other's liability, if any, for any and all loss, claims or damages resulting from the alleged failure to perfect an Assessment Resolution.

                                      TERMS

NOW, THEREFOR, for good and valuable consideration and the mutual agreements herein contained, the Parties agree as follows:

1. Amendment of Partnership. The Parties hereby agree to amend Section 3.1 by deleting it in its entirety and substituting in lieu thereof the following:

         The General Partner shall be Landgrant Corporation, which shall own a fifty percent (50%) interest in the Partnership's profits and losses associated with Phase I eleven acres and the General Partner shall own a forty percent (40%) interest in the Partnership's profits and losses associated with the Phase II-sixteen acres.

2. Amendment of Partnership. The Parties hereby agree to amend Section 3.2 by deleting it in its entirety and substituting in lieu thereof the following:

         3.2. The Limited Partner shall be Old Vail Partners, L.P. which shall own a fifty percent (50%) interest in the Partnership's profits and losses associated with the Phase I-eleven acres and the Limited Partner shall own a sixty percent (60%) interest in the Partnerships profits and losses associated with the Phase II-sixteen acres.

3. Amendment of Partnership., The Parties hereby agree to amend Section 3.4(b)l by deleting it in its entirety and substituting in lieu thereof the following:

         The Limited Partner shall be deemed to have contributed the Phase I land with an imputed value of $1,918,382.00 as of the Formation Date. The imputed value is a negotiated amount derived by an agreement among the Parties based upon Phase I-eleven acres of land valued at $4.00 per square foot. This gross amount is subject to an allocation among the specific parcels by the Parties, in consultation with other consultants, who can help determine a more accurate allocation of value attributed to each of the parcels within the Phase I- eleven acres.

         The Limited Partners imputed land value shall accrue, as of the Formation Date an increase in value in an amount equal to "prime plus one percent" through the Effective Date of this Agreement. From the Effective Date of this Agreement the amount of the accrued increase in value shall be 5% per annum. In each instance the accrued increase in value shall be computed as simple interest non-compounded.

         The Limited Partner's capital account on Phase I will be reduced by the delinquent property taxes and delinquent assessments prior to
         Partnership formation (April 1, 1994), Phase II property taxes and assessments during the period from Partnership formation to execution of Vail Ranch Limited Partnership Amendment #1 (January 25, 1996) and Presley lien (excluding improvement costs for County Glen and Presley dirt which will be Partnership expense) if paid off by Partnership.

         The Parties agree that there shall be no other imputed value for any other land contributed by the Limited Partner.

4. Amendment of Partnership. The Parties hereby agree to amend Section 3.4(b)2 by deleting it in its entirety and substituting in lieu thereof the following:

         The General Partner shall be deemed to have contributed value to the Partnership in the amount of $350,000. Said contribution is attributable to those contract rights which it has obtained from various retailers listed on Exhibit "C" of the Partnership as well as those entitlement rights which it has obtained from the governmental agencies with regard to the Project. The General Partners Capital Account will accrue an increase in value under the same terms as the Limited Partners Capital Account.

5. Amendment  of  Partnership.   The  Parties  hereby  agree  to  amend  Section
   3.5.2.2(e), by deleting the first full paragraph thereof and substituting in lieu thereof the following:

         Whether or not operating revenues are available to pay the cost to carry taxes and assessments on the Phase II sixteen acres of land or portion thereof prior to its Development Completion, neither the Limited Partner nor the General Partner shall have the obligation to provide the funds necessary. If either Party desires to make the necessary funds available unilaterally, the Partnership shall quitclaim to the party so desiring all of the Partnership's right, title and interest in that particular parcel upon three (3) days written demand to do so.

6. Amendment of Partnership. The Parties hereby agree to amend Section 4.1(f) by deleting the entire paragraph and substituting in lieu thereof the following:

         4.1(f) If General Partner and Limited Partner agree, pay carry cost of Phase II property (Assessment District and real property taxes).

7. Amendment of Partnership. The Parties hereby agree to amend the Partnership by adding Section 2.31. as follows:

         2.31. Maintenance of Economic Substance. The Parties acknowledge that the maintenance of Capital Accounts for tax and accounting purposes must adhere to technical standards as is evidenced in certain provisions of the Partnership. However notwithstanding such technical requirements, the Parties agree that the economic substance as negotiated between the Parties makes use of the concept of Imputed Value Accounts evidencing their relative contributions. Additionally, the Parties have agreed to provisions which provide for ownership percentages and priority distributions that differ for Phase I-11 acres and Phase II-sixteen acres and therefor the Parties agree to maintain separate Imputed Value Accounts for each Partner and for each Phase. These Imputed Value Accounts will be used to determine the priority distributions between them. To the extent cash is generated from one phase and is used to pay the expenses or costs of another phase, the Imputed Value Account will be adjusted as though there was a cash distribution to the Partners from the one phase generating the cash in accordance with the required distribution for that phase and a corresponding cash capital contribution by the Partners to the other phase. For example, the Parties agree that to the extent any portion of the Phase II-sixteen acres is sold and if any portion of the sale proceeds are used to pay off the construction loan or permanent loan for the Phase I-eleven acres and thereby not be distributed to the Partners then the General Partner shall have its "Imputed Value
         Account" increased equal to forty percent (40%) of any such sale proceeds and the Limited Partner shall have its "Imputed Value Account" increased by sixty percent (60%). This is intended to allow the Partners to receive the proper amount of sale proceeds upon the ultimate sale of Phase I-eleven acres.

8. Effective Date. This Amendment of Partnership shall become effective as of the opening of the business day of January 25, 1996, herein referred to as the "Effective Date".

9. Effectiveness of Partnership. Except as expressly provided herein, nothing in this Agreement shall be deemed to waive or modify any of the provisions of the Partnership, or any amendment or addendum thereto. In the event of any conflict between the Partnership, this Agreement or any other amendment or addendum thereof, the document later in time shall prevail.

10.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective Parties hereto.

11.Counterparts. This Agreement may be executed in several counterparts, each of which may be deemed an original, but all of which together shall constitute one and the same Agreement.

12. Release and Waiver.

         12.1 Effective only if project financing occurs and as of such date, the Partnership, the General Partner and the Limited Partner (each a "Releasor") hereby releases and forever discharges each other Releasor, it's agents, directors, employees, officers, representatives, attorneys, successors, and assigns from any and all claims, demands, and causes or causes of action or any nature whatsoever, whether know or unknown, fixed or contingent, matured or unmatured, or otherwise existing or hereafter arising out of, related to or connected with the alleged failure to perfect the Assessment Resolution. Each Releasor represents and warrants that it has not heretofore sold, assigned, hypothecated or otherwise transferred to any third party any rights or interests in or to any such claims, demands or cause or causes of action. 12.2 Upon the effective date of such release, each Releasor acknowledges that it may have claims against each other Releasor of which it has no knowledge at the time of the execution of this release. This release extends to any and all claims in' any way based upon any obligation of any Releasor to perfect an Assessment Resolution prior to the effective date of the release, whether known or unknown, as of the date of this amendment. As further consideration and inducement, each Releasor waives the provisions of Section 1542 of the California Civil Code, which reads as follows:

         "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

"General Partner"                            "Limited Partner" i
LANDGRANT CORPORATION,                       OLD VAIL PARTNERS, L.P.,
a California corporation                       a California limited partnership
By: /S/ C. Samuel Marasco                        By: OVGP, INC.,
          C. Samuel Marasco, President             a California corporation,
                                                   its general partner

By: /S/ Christopher Smith                        By: /S/ Harold S. Elkan
        Christopher Smith,                          Harold S. Elkan, President
          Executive Vice President